EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Heilig-Meyers Company and subsidiaries on Form S-4 of our report dated January 5, 1996 on the financial statements of Weberg Division (a division of Weberg Enterprises, Inc.) as of and for the year ended December 31, 1994, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
November 18, 1996